UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2015

BERRY PLASTICS GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-35672	20-5234618
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Oakley Street Evansville, Indiana	47710
(Address of principal executive offices)	(Zip Code)

(812) 424-2904

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(B) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(C) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

1.	Supplemental Indenture

On June 5, 2015, Berry Plastics Corporation (“Berry”) entered into a supplemental indenture (the “Supplemental Indenture”) to the Indenture dated as of November 19, 2010, by and among Berry, each of the guarantors party thereto, and U.S. Bank National Association, as Trustee (the “2010 Indenture”), pursuant to which the 9.75% Second Priority Senior Secured Notes due 2021 (the “Existing Notes”) were issued.

The Supplemental Indenture was entered into in connection with Berry’s previously announced tender offer and consent solicitation with respect to the Existing Notes which was commenced May 21, 2015 (the “Tender Offer”). The Supplemental Indenture amends the terms governing the Existing Notes to, among other things, eliminate substantially all of the material restrictive covenants, eliminate or modify certain events of default and eliminate or modify related provisions in the 2010 Indenture. The Supplemental Indenture became effective upon Berry’s acceptance of a majority in principal amount of the Existing Notes for payment under the early acceptance terms in the Tender Offer. In addition, the information in this Item, including Exhibits 4.01 and 4.02, shall be deemed to be incorporated by reference to the Offer to Purchase and Consent Solicitation Statement dated May 21, 2015 (the “Offer to Purchase”) delivered in connection with the Tender Offer.

2.	Indenture and 5.125% Second Priority Senior Secured Notes due 2023

On June 5, 2015, Berry issued $700,000,000 in aggregate principal amount of 5.125% Second Priority Senior Secured Notes due 2023 (the “Second Priority Notes”) pursuant to an indenture dated June 5, 2015 (the “Second Priority Notes Indenture”), by and among Berry, U.S. Bank National Association, as trustee, and the guarantors party thereto (the “Second Priority Note Guarantors”).

The Second Priority Notes are senior obligations of Berry, have the benefit of a second priority security interest in the collateral described below and will mature on July 15, 2023. Each Second Priority Note bears interest at 5.125% per annum, payable on January 15 and July 15 of each year, commencing January 15, 2016, to holders of record at the close of business on January 1 or July 1, as the case may be, immediately preceding the interest payment date.

On or after July 15, 2018, Berry may redeem the Second Priority Notes at its option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail or sent electronically to each holder’s registered address, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period commencing on May 15 of the years set forth below:

Period	Redemption Price
2018	103.844%
2019	102.563%
2020	101.281%
2021 and thereafter	100.000%

In addition, prior to July 15, 2018, Berry may redeem the Second Priority Notes at its option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice by first-class mail or sent electronically to each holder’s registered address, at a redemption price equal to 100% of the principal amount of the Second Priority Notes redeemed, plus a make-whole premium and accrued and unpaid interest to the applicable redemption date.

Notwithstanding the foregoing, at any time and from time to time on or prior to July 15, 2018, Berry may redeem in the aggregate up to 40% of the original aggregate principal amount of the Second Priority Notes (calculated after giving effect to any issuance of additional Second Priority Notes) with the net cash proceeds of one or more equity offerings by Berry or by any direct or indirect parent of Berry, in each case to the extent the net cash proceeds thereof are contributed to the common equity capital of Berry or used to purchase capital stock of Berry from it, at a redemption price (expressed as a percentage of principal amount thereof) of 105.125%, plus accrued and unpaid interest and additional interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 60% of the original aggregate principal amount of the Second Priority Notes (calculated after giving effect to any issuance of additional Second Priority Notes) remain outstanding immediately after each such redemption; provided, further, that such redemption shall occur within 90 days after the date on which any such equity offering is consummated upon not less than 30 nor more than 60 days’ notice mailed to each holder of Second Priority Notes being redeemed and otherwise in accordance with the procedures set forth in the Indenture.

Any redemption or notice described above may, at Berry’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a related equity offering.

The Second Priority Notes are fully and unconditionally guaranteed, jointly and severally, on a second priority senior secured basis, by the Second Priority Note Guarantors that are subsidiaries of Berry. In addition, the Second Priority Notes are fully and unconditionally guaranteed on a senior unsecured basis by Berry Plastics Group. Under certain circumstances, subsidiaries may be released from these guarantees without the consent of the holders of the Second Priority Notes.

The Second Priority Notes and the subsidiary guarantees thereof are unsubordinated obligations of Berry and the Second Priority Note Guarantors, are secured by a second priority security interest in substantially all of the assets of Berry and its existing and future guarantor subsidiaries that secure its obligations under its senior secured credit facilities, subject to certain specified exceptions, and rank equally in right of payment to all existing and future unsubordinated indebtedness of Berry and each of the Second Priority Note Guarantors that are subsidiaries of Berry. The right of holders of the Second Priority Notes to receive proceeds of the collateral is contractually junior to the rights of holders of Berry’s obligations under its senior secured credit facilities, and is contractually equal to the rights of holders of Berry’s existing second priority senior secured notes.

Upon the occurrence of certain changes of control of Berry, each holder of Second Priority Notes will have the right to require Berry to repurchase all or any part of such holder’s Second Priority Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). Within 30 days following any qualifying change of control event, except to the extent that Berry has previously elected to redeem the Second Priority Notes as described above, Berry shall mail or send electronically a notice to each holder with a copy to the trustee.

The Second Priority Notes Indenture contains a number of restrictive covenants, including those relating to the following:

(1)	Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock;

(2)	Limitation on Restricted Payments;

(3)	Dividend and Other Payment Restrictions Affecting Subsidiaries;

(4)	Asset Sales;

(5)	Transactions with Affiliates;

(6)	Liens;

(7)	Reports and Other Information;

(8)	Future Subsidiary Guarantors;

(9)	Amendment of Security Documents; and

(10)	After-Acquired Property.

The Second Priority Notes Indenture provides that Berry may not, directly or indirectly, consolidate, amalgamate or merge with or into or wind up or convert into (whether or not Berry is the surviving person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any person unless certain conditions are met.

Upon the occurrence of certain events of default specified in the Second Priority Notes Indenture, the principal of, premium, if any, interest and any other monetary obligations on all the then outstanding Second Priority Notes may become due and payable immediately.

Item 2.03	Creation of a Direct Financial Obligation

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

On June 5, 2015, Berry Plastics Group issued a press release announcing that as of 5:00 p.m., New York City time, on June 4, 2015 (the “Consent Date”), holders of $503,186,000 aggregate principal amount of the Existing Notes had tendered their Existing Notes and consented to certain proposed amendments pursuant to Berry’s previously announced Tender Offer. As of the Consent Date, $296,814,000 aggregate principal amount of the Existing Notes have not been tendered. Berry has elected to exercise its right to accept for early payment all the Existing Notes validly tendered prior to 5:00 p.m., New York City time, on June 4, 2015. Pursuant to the terms of the Offer to Purchase, Berry has accepted for purchase all $503,186,000 aggregate principal amount of the Existing Notes tendered as of the Consent Date. Notwithstanding Berry’s exercise of its early acceptance rights, the Tender Offer will remain open until 12:00 midnight, New York City time, on June 18, 2015, unless extended (the “Expiration Date”), subject to the terms and conditions set forth in the Offer to Purchase. Holders of Existing Notes who validly tender their Existing Notes after the Consent Date but on or before the Expiration Date will only be eligible to receive the tender offer consideration and will not receive the consent payment.

As a result of the requisite consents of the holders of the Existing Notes, Berry entered into a Supplemental Indenture described above that gives effect to the amendments described in Berry’s Offer to Purchase.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated May 21, 2015, by and among Berry Plastics Corporation, Berry Plastics Group, Inc., certain of the Company’s subsidiaries listed on Schedule B thereto, as Guarantors, and Citigroup Global Markets Inc., as representative of the several underwriters named in Schedule A thereto.

4.1	Supplemental Indenture, dated June 5, 2015, to the Indenture dated as of November 19, 2010 among Berry Plastics Corporation, the guarantors party thereto and U.S. Bank National Association, as Trustee, relating to the 9.75% Second Priority Senior Secured Fixed Rate Notes due 2021.

4.2	Indenture, dated June 5, 2015, by and among Berry Plastics Corporation, the guarantors party thereto and U.S. Bank National Association, as Trustee, relating to the 5.125% second priority senior secured notes due 2023.

5.1	Opinion of Bryan Cave LLP.

5.2	Opinion of Faegre Baker Daniels, LLP.

5.3	Opinion of Gess Gess & Wallace.

5.4	Opinion of Foley & Lardner LLP.

5.5	Opinion of Richards, Layton & Finger P.A.

5.6	Opinion of Van Cott, Bagley, Cornwall & McCarthy, P.C.

5.7	Opinion of Venable LLP.

12.1	Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Bryan Cave LLP (included in 5.1).

23.2	Consent of Faegre Baker Daniels, LLP (included in Exhibit 5.2).

23.3	Consent of Gess Gess & Wallace (included in Exhibit 5.3).

23.4	Consent of Foley & Lardner LLP (included in Exhibit 5.4).

23.5	Consent of Richards, Layton & Finger P.A. (included in Exhibit 5.5).

23.6	Consent of Van Cott, Bagley, Cornwall & McCarthy, P.C. (included in Exhibit 5.6).

23.7	Consent of Venable LLP (included in Exhibit 5.7).

99.1	Press Release of Berry Plastics Group, dated June 5, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERRY PLASTICS GROUP, INC.

Date: June 5, 2015	By:	/s/ Jason K. Greene
	Name:	Jason K. Greene
	Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated May 21, 2015, by and among Berry Plastics Corporation, Berry Plastics Group, Inc., certain of the Company’s subsidiaries listed on Schedule B thereto, as Guarantors, and Citigroup Global Markets Inc., as representative of the several underwriters named in Schedule A thereto.

4.1	Supplemental Indenture, dated June 5, 2015, to the Indenture dated as of November 19, 2010, among Berry Plastics Corporation, the guarantors party thereto and U.S. Bank National Association, as Trustee, relating to the 9.75% Second Priority Senior Secured Fixed Rate Notes due 2021.

4.2	Indenture, dated June 5, 2015, by and among Berry Plastics Corporation, the guarantors party thereto and U.S. Bank National Association, as Trustee, relating to the 5.125% second priority senior secured notes due 2023.

5.1	Opinion of Bryan Cave LLP.

5.2	Opinion of Faegre Baker Daniels, LLP.

5.3	Opinion of Gess Gess & Wallace.

5.4	Opinion of Foley & Lardner LLP.

5.5	Opinion of Richards, Layton & Finger P.A.

5.6	Opinion of Van Cott, Bagley, Cornwall & McCarthy, P.C.

5.7	Opinion of Venable LLP.

12.1	Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Bryan Cave LLP (included in 5.1).

23.2	Consent of Faegre Baker Daniels, LLP (included in Exhibit 5.2).

23.3	Consent of Gess Gess & Wallace (included in Exhibit 5.3).

23.4	Consent of Foley & Lardner LLP (included in Exhibit 5.4).

23.5	Consent of Richards, Layton & Finger P.A. (included in Exhibit 5.5).

23.6	Consent of Van Cott, Bagley, Cornwall & McCarthy, P.C. (included in Exhibit 5.6).

23.7	Consent of Venable LLP (included in Exhibit 5.7).

99.1	Press Release of Berry Plastics Group, dated June 5, 2015.